CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Sino Oil & Gas Pipe Holdings Limited
(Formerly Rich Mountain Enterprises Limited)

We hereby consent to the inclusion in the foregoing Amendment No. 1 to Form 20-F (No. 000-53939) of our report dated July 30, 2011, with respect to our audits of the consolidated financial statements of Rise King Management Limited and subsidiaries as of and for the years ended April 30, 2010 and 2009.  We also consent to the reference to our firm under the caption “Experts”.

WEINBERG & COMPANY, P.A. Certified Public Accountants

Boca Raton, Florida
October 19, 2011